EXHIBIT 4.2
                                   -----------

                    Amendment Number One to The Dime Savings
                          Bank of Williamsburgh 401(k)
                      Savings Plan in RSI Retirement Trust.

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                                                                         6/08/00
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                              AMENDMENT NUMBER ONE

                                       TO

                     THE DIME SAVINGS BANK OF WILLIAMSBURGH

                               401(k) SAVINGS PLAN

                             IN RSI RETIREMENT TRUST


Pursuant to Section 11.1 of The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust as amended and restated effective January 1, 1997 and as further amended through April 15, 1999 ("Plan"), the Plan is amended, as follows, effective as of July 1, 2000:

1. INTRODUCTION - Introduction of the Plan shall be amended by adding the following paragraph directly before the last paragraph thereof:

         Effective as of July 1, 2000, the Plan is amended to (i) reinstate enrollments; (ii) reinstate Before Tax Contributions; and (iii) provide for a three percent (3%) Employer contribution meeting the requirements for a design-based "safe harbor" arrangement under Section 401(k)(12) of the Code.

2. ARTICLE I - The definition of Accounts, Section 1.1 shall be amended by adding the following sentence to the end thereof:

         Effective July 1, 2000, Accounts shall also include the Safe Harbor Nonelective Contribution Account.

3. ARTICLE I - The following new definition shall be added directly following
Section 1.6, the definition of "Affiliated Service" and all sections shall be renumbered accordingly:


         1.7 ALLOCATION COMPENSATION during any period means the compensation taken into account in determining the allocation of benefits and contributions among Participants and consists of the aggregate compensation received by an Employee from the Employer as reported to the Internal Revenue Service as wages for such period pursuant to section 6041(a) of the Code, plus the amount by which such Employee's compensation with respect to such period has been reduced pursuant to a

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                  compensation reduction agreement under the terms of any of the following plans which may be maintained by the Employer:


                  (a) a qualified cash or deferred arrangement described in
                  section 401(k) of the Code;


                  (b) a salary reduction simplified employee pension plan described in section 408(k) of the Code;


                  (c) a tax deferred annuity plan described in section 403(b) of the Code;


                  (d) a cafeteria plan described in section 125 of the Code; or


                  (e) a qualified transportation fringe benefit program described in section 132(f) of the Code.


                  In no event, however, shall an Employee's Allocation Compensation for any calendar year include any compensation in excess of one hundred seventy thousand dollars ($170,000). The one hundred seventy thousand dollars ($170,000) limitation set forth in the preceding sentence shall be indexed in accordance with regulations prescribed under section 401(a)(17) of the Code. If there are less than twelve (12) months in the Plan Year, the one hundred seventy thousand dollars ($170,000) limitation (as adjusted) shall be prorated by multiplying such limitation by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is twelve (12).

4. ARTICLE I - The definition of Before-Tax Contributions, Section 1.13 prior to its renumbering hereunder, shall be amended by deleting the last sentence thereof and by substituting the following in its place:

         Effective January 1, 1997 through June 30, 2000, no Before-Tax Contributions are permitted to be made under the Plan.

5. ARTICLE I - The definition of Compensation Reduction Agreement, Section 1.19 prior to its renumbering hereunder, shall be amended by amended by adding the words "or fraction" directly following the words "any whole percentage" where they appear therein.

6. ARTICLE I - The definition of Participant, Section 1.45 prior to its renumbering hereunder, shall be amended by deleting the word "participated" where it appears therein and by substituting the word "participates" in its place.

7. ARTICLE I - The definition of Qualified Nonelective Contributions,
Section 1.59 prior to its renumbering hereunder, shall be amended by revising the last sentence, in its entirety, to read as follows:

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        "Safe Harbor Nonelective Contributions defined under Section 1.66 and
        Special Contributions defined under Section 1.72 are Qualified Nonelective Contributions.

8. ARTICLE I - The following new definitions shall be added directly following the definition of Rollover Contribution Account, Section 1.63 prior to its renumbering hereunder and the previous Section 1.64, prior to its renumbering hereunder and all subsequent sections shall be renumbered accordingly:

         1.65 SAFE HARBOR NONELECTIVE CONTRIBUTION ACCOUNT means the separate, individual account established on behalf of a Participant to which Safe Harbor Nonelective Contributions, if any, made on such Participant's behalf are credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals, loans and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account.

         1.66 SAFE HARBOR NONELECTIVE CONTRIBUTIONS means the contributions made by the Employer pursuant to Section 3.12. Safe Harbor Nonelective Contributions are Qualified Nonelective Contributions as defined under Section 1.60.

9. ARTICLE II - The heading of Section 2.1 shall be revised to delete the words "Prior to January 1, 1997."

10. ARTICLE II - Section 2.1(e) shall be revised, in its entirety, to read as follows:

         (e) Effective as of January 1, 1997 and prior to July 1, 2000, there are no new enrollments in the Plan. Effective July 1, 2000, Eligible Employees may make Before-Tax Contributions in accordance with Section 3.1.

11. ARTICLE II - The first sentence of Section 2.2 shall be amended by deleting the word "were" where it appears prior to subsection (a) therein and by substituting the word "are" in its place.

12. ARTICLE II - The heading of Section 2.3 shall be revised to delete the words "Prior to January 1, 1997."

13. ARTICLE II - The first sentence of Section 2.3 shall be revised to delete the word "An" where it appears at the beginning thereof and to substitute the words "Except as hereafter provided with respect to Plan Years in which a Safe Harbor Nonelective Contribution is made in accordance with Section 3.12, an" in its place.

14 ARTICLE II - The fifth sentence of Section 2.3 shall be revised to add the words, "and/or, effective July 1, 2000, Safe Harbor Nonelective Contributions" directly following the words "Special Contributions," where they appear therein.

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15. ARTICLE II - Section 2.3 shall be further amended by deleting the second paragraph thereof, in its entirety, and by adding the following paragraphs in its place:

         Effective July 1, 2000, for any Plan Year in which a Safe Harbor Nonelective Contribution is made in accordance with Section 3.12, all Employees who meet the requirements of an Eligible Employee during such Plan Year shall participate in the Plan.

         Effective as of January 1, 1997 and prior to July 1, 2000, there are no new enrollments in the Plan. Effective July 1, 2000, Eligible Employees may make Before-Tax Contributions in accordance with Section 3.1.

16. ARTICLE III - The heading of Section 3.1 shall be revised to delete the words "Prior to January 1, 1997."

17. ARTICLE III - The first sentence of Section 3.1 shall be revised to delete the word "The" where it appears at the beginning thereof and to substitute the words "Except for the period January 1, 1997 through June 30, 2000, the" in its place.

18. ARTICLE III - The second sentence of Section 3.1 shall be revised, in its entirety, to read as follows:

         Subject to the limitations set forth in Sections 3.2 and 3.11, the amount of reduction authorized by the Eligible Employee shall be whole percentages and/or fractions thereof of Compensation and shall not be less than one percent (1%) nor greater than twelve percent (12%).

19. ARTICLE III - The second paragraph of Section 3.1 shall be revised, in its entirety, to read as follows:

         Effective as of January 1, 1997 and prior to July 1, 2000, no Before-Tax Contributions were permitted to be made under the Plan.


20. ARTICLE III - Section 3.2 shall be revised to add the following paragraph directly before subsection (a) thereof:

         The limitation contained in this Section 3.2 shall apply only with respect to Plan Years in which a Safe Harbor Nonelective Contribution under Section 3.12 has not been made.

21. ARTICLE III - Section 3.3 shall be revised to delete the first sentence thereof.

22. ARTICLE III - Section 3.6 shall be revised to add the following paragraph directly before the first paragraph thereof:

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         This Section 3.6 shall apply only years in which Bank Contributions are made; provided, however, in any year in which a Safe Harbor Nonelective Contribution is made under Section 3.12, this Section 3.6 shall not apply.

23. ARTICLE III - Section 3.7 shall be revised to add the following paragraph directly before the first paragraph thereof:

         The limitation contained in this Section 3.7 shall apply only with respect to Plan Years in which a Safe Harbor Nonelective Contribution under Section 3.12 has not been made.

24. ARTICLE III - Section 3.9 shall be revised to delete the words "Subject to the provisions of Section 3.1, as" and to insert the word "As" in its place.

25. ARTICLE III - The second paragraph of Section 3.9 shall be revised to add the words, "and/or, effective July 1, 2000, Safe Harbor Nonelective Contributions" directly following the words "Special Contributions," where they appear therein.

26. ARTICLE III - Section 3.11(a)(i) shall be revised by amending subsection (A) thereof, in its entirety, to read as follows:

         (A) Employer Contribution, including Before-Tax Contributions, Bank Contributions, Special Contributions and Safe Harbor Nonelective Contributions, if any;

27. ARTICLE III - Article III shall be revised to add the following new Section at the end thereof and the Table of Contents shall be revised accordingly:


         3.12     SAFE HARBOR NONELECTIVE CONTRIBUTIONS

                  Effective with respect to the period beginning July 1, 2000, in addition to other contributions, if any, the Employer may, in its discretion, make a Safe Harbor Nonelective Contribution in accordance with Section 401(k)(12) of the Code, for a Plan Year, in order to meet the nondiscrimination requirements of Code Section 401(k). For any Plan Year in which the Employer makes a Safe Harbor Nonelective Contribution, such contribution shall be in the amount of three percent (3%) of each Eligible Employee's Allocation Compensation actually paid to such person during the period that the Eligible Employee was a Participant in the Plan in such Plan Year. Such contribution hereunder shall be made either to this Plan, or to The Employees Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates. Any contributions for the Plan Year ending December 31, 2000 shall be based on Allocation Compensation for the period from July 1, 2000 through December 31, 2000 and only on Allocation Compensation actually paid during the period that the Eligible Employee was a Participant in the Plan.

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                  Safe Harbor Nonelective Contributions made to the Plan on
                  behalf of each Eligible Employee hereunder for a Plan Year may be made to the Plan in the form of cash or Shares. If such contribution is made in cash, it shall be credited to the Eligible Employee's Safe Harbor Nonelective Contribution Account and shall be invested in accordance with Article VI of the Plan. Any Safe Harbor Nonelective Contributions made in the form of Shares shall be invested in the Share Investment Account until such time as the Participant directs otherwise in accordance with Article VI of the Plan.

                  The Safe Harbor Nonelective Contributions are intended to enable the Plan to qualify for the alternative method of satisfying the nondiscrimination requirements imposed under section 401(k)(3)(a)(ii) of the Code and shall be interpreted and administered to carry out such intent.

28. ARTICLE IV - Section 4.1(a) shall be revised to add the words ", the Net Value of his Safe Harbor Nonelective Contribution Account" directly following the words "the Net Value of his Pioneer Prior Matching Contribution Account" where they appear therein.

29. ARTICLE IV - Section 4.3(b)(i) shall be revised to add the words "and/or Safe Harbor Nonelective Contributions, if any" directly following the words "if an Employee is not vested in any Bank Contributions" where they appear therein.

30. ARTICLE IV - Section 4.3(b)(ii) shall be revised to add the words "or vested in any Safe Harbor Nonelective Contributions, if any" directly following the words "if a Participant is partially vested in any Bank Contributions" where they appear therein.

31. ARTICLE IV - Section 4.3(b)(iii) shall be revised to add the words "or Safe Harbor Nonelective Contributions, if any" directly following the words "if a Participant is fully vested in any Bank Contributions" where they appear therein.

32. ARTICLE V - The first sentence of the second paragraph of Section 5.3 shall be revised, in its entirety, to read as follows:

         Upon receipt by the Trustees and Separate Agency of Before-Tax Contributions, Bank Contributions, and, if applicable, Participant Contributions, Rollover Contributions, Pioneer Prior Matching Contributions, Special Contributions and Safe Harbor Nonelective Contributions, if any, such contributions shall be applied to purchase Units for such Employee's Account, using the value of such Units as of the close of business on the date received.

33. ARTICLE VI - The second sentence of the first paragraph of Section 6.1 shall be revised to add the words ", Safe Harbor Nonelective Contributions, if any" directly after the words "Pioneer Prior Matching Contributions" where they appear therein.


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34. ARTICLE VI - Article 6.5 shall be amended, in its entirety, to read as follows:


             6.5 INVESTMENT OF BANK CONTRIBUTIONS AND SAFE HARBOR NONELECTIVE CONTRIBUTIONS


                  Notwithstanding anything in this Plan to the contrary, (a) in the event that all or a portion of the Bank Contribution, if applicable, Pioneer Prior Matching Contribution and, if applicable, the Safe Harbor Nonelective Contribution, is made in the form of Shares, such Shares shall be invested in the Share Investment Account and (b) the Employer may, in its sole and absolute discretion by resolution of the Board of Directors, direct that the portion of the Bank Contribution made in the form of cash be one hundred percent (100%) invested in the Share Investment Account applied to purchase Shares.

35. ARTICLE VI - Section 6.6 of the Plan shall be revised, effective July 1, 2000, by adding the following sentence at the end thereof:

         Each such person shall, for purposes of this section 6.6, be deemed to be a "named fiduciary" within the meaning of section 402(a)(2) of ERISA.

36. ARTICLE VI - Section 6.7 of the Plan shall be revised, effective as of July 1, 2000, by adding the following sentence at the end thereof:

         Each such person shall, for purposes of this section 6.7, be deemed to be a "named fiduciary" within the meaning of section 402(a)(2) of ERISA.

37. ARTICLE VI - Section 6.8 of the Plan shall be revised, effective as of July 1, 2000, by adding the following sentence at the end thereof:

         Each such person shall, for purposes of this Section 6.8, be deemed to be a "named fiduciary" within the meaning of section 402(a)(2) of ERISA.

38. ARTICLE VII - Section 7.2(a) shall be revised by replacing the period (".") at the end thereof with a semi-colon (";") and by adding the following:

        (vii) the Net Value of his Safe Harbor Nonelective Contribution Account, provided the Participant has attained age fifty-nine and one-half (59-1/2).

39. ARTICLE VIII - Section 8.2 shall be revised by adding the words ", Safe Harbor Nonelective Contribution Account" directly following the words "Pioneer Prior Matching Contribution Account" in each place where they appear in the second sentence thereof.

40. ARTICLE VIII - Section 8.4(b) shall be revised by deleting the word "and" at the end of subsection (iv) thereof and by adding the following new subsection
(v) directly following subsection (iv) and the former subsection (v) shall be renumbered accordingly:

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         (v)  Safe Harbor Nonelective Contribution Account; and

41. ARTICLE VIII - Section 8.6(c) shall be revised by adding the words ", Safe Harbor Nonelective Contribution Account" directly following the words "Pioneer Prior Matching Contribution Account" where they appear therein.

42. ARTICLE XII - Section 12.3(a) shall be revised by adding the words ", Safe Harbor Nonelective Contributions" directly following the words "Special Contributions" wherever they appear therein.




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